ET&T HOST PROCESSING AGREEMENT

This Agreement states that Betting, Inc., a Missouri corporation, does hereby agree that Electronic Transactions & Technologies (ET&T) shall be the sole provider of of bank host processing for all Betting, Inc. transactions that are sent by terminals that read cerdti cards, ATM cards, or smart cards.

That ET&T shall charge Betting, Inc. a fee of $0.25 per transaction or 2.5% of the wager being sent by Betting, Inc. to gaming operators.

That these transactions shall originate from globally placed Betting, Inc. equipment and/or Betting, Inc. licensed operators.

Tthis exlcusive ET&T host service contract for Betting, Inc. expires on January 1, 2006.


				Electronic Transactions & Technologies



Dated: April 28, 1997		       By:_/s/  Thomas S. Hughes__
Thomas S, Hughes, Chariman & CEO




					Betting, Inc.



Dated: April 28, 1997		By:/s/_Thomas S. Hughes__
					Thomas S. Hughes, Chariman & CEO